RenaissanceRe Reports $2.6 Billion of Annual Net Income Available to Common Shareholders and $1.9 Billion of Operating Income Available to Common Shareholders in 2025.
RenaissanceRe Reports $751.6 Million of Quarterly Net Income Available to Common Shareholders and $601.1 million of Operating Income Available to Common Shareholders in Q4 2025.
Full Year 2025 Highlights
•Return on average common equity of 25.9% and operating return on average common equity of 18.2%.
•Repurchased approximately $1.6 billion of common shares; reduced share count by 12.8%.
•Combined ratio of 87.2% and adjusted combined ratio of 85.4%, which included a 15.3 percentage point impact from the 2025 Large Loss Events.
•Strong performance across the Three Drivers of Profit: underwriting income of $1.3 billion; net investment income of $1.7 billion, and fee income of $328.9 million.
•Total investment result of $3.0 billion, up 77%, including mark-to-market gains of $1.2 billion.
•26.2% growth in book value per common share and 30.8% growth in tangible book value per common share plus change in accumulated dividends.
Fourth Quarter 2025 Highlights
•Annualized return on average common equity of 27.8% and annualized operating return on average common equity of 22.3%.
•Combined ratio of 71.4% and adjusted combined ratio of 70.0%, which included a 4.0 percentage point impact from Hurricane Melissa.
•Fee income of $101.6 million, up 31.8% from Q4 2024.
•Total investment result of $654.0 million, including net investment income of $446.7 million and mark-to-market gains of $186.7 million.
•Repurchased approximately $650.5 million of common shares in Q4 2025, reduced share count by 5.5%. Repurchased an additional $113.4 million from January 1, 2026, through January 30, 2026.

Pembroke, Bermuda, February 3, 2026 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the fourth quarter and full year 2025.
Fourth Quarter 2025

Net Income Available to Common Shareholders per Diluted Common Share: $16.75 Operating Income Available to Common Shareholders per Diluted Common Share: $13.34
Underwriting Income $668.8M	Fee Income $101.6M	Net Investment Income $446.7M
Change in Book Value per Common Share: 6.8% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: 7.4%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We are pleased to report that we grew book value per common share by 26.2% and tangible book value per common share plus change in accumulated dividends by 30.8% in 2025, and that each of these metrics has more than doubled over the last three years. We have accomplished this by consistently executing our strategy and maximizing the returns on each of our Three Drivers of Profit – underwriting, fee and net investment income – while optimizing our capital base through significant capital return to our investors.
At the January 1 renewal, we retained the lines that we targeted and built an underwriting portfolio designed to generate returns well in excess of the cost of capital. Looking forward to 2026, we expect the combination of our attractive underwriting portfolio, strong fee and investment income and robust capital management will continue to generate long-term value for our shareholders.”

Consolidated Financial Results - Fourth Quarter

Consolidated Highlights
	Three months ended December 31,
(in thousands, except per share amounts and percentages)	2025	2024
Gross premiums written	$1,838,111	$1,916,751
Net premiums written	1,598,599	1,751,628
Net premiums earned	2,334,442	2,527,566
Underwriting income (loss)	668,763	208,550
Combined ratio	71.4%	91.7%
Adjusted combined ratio (1)	70.0%	89.4%

Net Income (Loss)
Available (attributable) to common shareholders	751,638	(198,503)
Available (attributable) to common shareholders per diluted common share	$16.75	$(3.95)
Return on average common equity - annualized	27.8%	(7.8)%

Operating Income (Loss) (1)
Available (attributable) to common shareholders (1)	601,145	406,877
Available (attributable) to common shareholders per diluted common share (1)	$13.34	$8.06
Operating return on average common equity - annualized (1)	22.3%	16.0%

	At December 31,
	2025	2024
Book Value per Common Share
Book value per common share	$247.00	$195.77
Quarterly change in book value per common share (2)	6.8%	(3.1)%
Quarterly change in book value per common share plus change in accumulated dividends (2)	7.0%	(2.9)%

Tangible Book Value per Common Share (1)
Tangible book value per common share (1)	$230.10	$177.18
Tangible book value per common share plus accumulated dividends (1)	$259.78	$205.26
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	7.4%	(2.8)%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change during the three months ended December 31, 2025, and December 31, 2024, respectively.

Three Drivers of Profit: Underwriting, Fee and Investment Income - Fourth Quarter
Underwriting Results - Property Segment: Strong combined ratio of 21.8%, including a 10.6 percentage point impact from Hurricane Melissa

Property Segment
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$346,099	$390,043	(11.3)%
Net premiums written	333,320	376,136	(11.4)%
Net premiums earned	918,776	938,658	(2.1)%
Underwriting income (loss)	718,857	266,891

Underwriting Ratios
Net claims and claim expense ratio - current accident year	21.3%	78.0%	(56.7)	pts
Net claims and claim expense ratio - prior accident years	(27.4)%	(37.1)%	9.7	pts
Net claims and claim expense ratio - calendar year	(6.1)%	40.9%	(47.0)	pts
Underwriting expense ratio	27.9%	30.7%	(2.8)	pts
Combined ratio	21.8%	71.6%	(49.8)	pts
Adjusted combined ratio (1)	20.4%	69.2%	(48.8)	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written in the catastrophe class increased by $16.7 million, or 113.1%, without the impact of reinstatement premiums, while reinstatement premiums decreased by $63.4 million in Q4 2025.
•Net claims and claim expense ratio - current accident year improved by 56.7 percentage points, due to:
–a comparatively lower impact from large losses in the quarter, as Q4 2024 included 47.3 percentage points from large loss events, while Q4 2025 included 10.6 percentage points from Hurricane Melissa; offset by
–favorable development on the California Wildfires of 13.6 percentage points, primarily within the catastrophe class.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 27.4%, driven by:
–net favorable development of $177.7 million in the catastrophe class, primarily from the large loss events in 2024 and 2022; and
–net favorable development of $74.2 million in the other property class, primarily due to reported losses coming in lower than expected from large loss events in 2024 and attritional loss experience.
•Underwriting expense ratio decreased by 2.8 percentage points, primarily driven by:
–a 2.0 percentage point decrease in the operating expense ratio, primarily due to the Bermuda tax credits which were enacted in Q4 2025.
•Combined ratio and adjusted combined ratio each improved primarily due to the lower current accident year net losses, partially offset by lower prior accident years net favorable development.

Underwriting Results - Casualty and Specialty Segment: Combined ratio included a 4.4 percentage point impact from recent large loss events

Casualty and Specialty Segment
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$1,492,012	$1,526,708	(2.3)%
Net premiums written	1,265,279	1,375,492	(8.0)%
Net premiums earned	1,415,666	1,588,908	(10.9)%
Underwriting income (loss)	(50,094)	(58,341)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	70.7%	69.5%	1.2	pts
Net claims and claim expense ratio - prior accident years	0.4%	(0.3)%	0.7	pts
Net claims and claim expense ratio - calendar year	71.1%	69.2%	1.9	pts
Underwriting expense ratio	32.4%	34.5%	(2.1)	pts
Combined ratio	103.5%	103.7%	(0.2)	pts
Adjusted combined ratio (1)	102.3%	101.3%	1.0	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $34.7 million, or 2.3%, driven by decreases in the general casualty and specialty classes and partially offset by an increase in the credit class.
•Net premiums written decreased by $110.2 million, or 8.0%, consistent with the drivers for gross premiums written discussed above, in addition to an increase in the Company’s retrocessional purchases.
•Net claims and claim expense ratio - current accident year increased by 1.2 percentage points as compared to Q4 2024, principally driven by the crash of UPS Airlines flight 2976 and the Grasberg mine landslide within the other specialty class, which collectively contributed 4.6 percentage points to the current accident year ratio.
•Net claims and claim expense ratio - prior accident years of 0.4% included an adverse impact of 0.5 percentage points from purchase accounting adjustments.
•Underwriting expense ratio decreased by 2.1 percentage points primarily due to the Bermuda tax credits which were enacted in Q4 2025, and a decrease in purchase accounting adjustments principally related to the Validus Acquisition.
•Combined ratio was largely flat, and adjusted combined ratio increased due to the higher net claims and claim expense ratio.

Fee Income: $101.6 million of fee income, up 31.8% from Q4 2024

Fee Income
	Three months ended December 31,		Q/Q Change
(in thousands)	2025	2024
Management fee income	$52,002	$53,536	$(1,534)
Performance fee income (loss) (1)	49,626	23,568	26,058
Total fee income	$101,628	$77,104	$24,524
(1)Performance fees are based on the performance of the individual vehicles or products and may be zero or negative in a particular period. For example, large losses could potentially result in no performance fees or the reversal of previously accrued performance fees.
•Performance fee income increased due to strong current year underwriting results in DaVinci and Upsilon, and higher prior accident years net favorable development, primarily in Upsilon.
•Total fee income in Q4 2025 included $87.9 million of fee income recorded in net income (loss) attributable to redeemable noncontrolling interests, which is not included in the Company’s underwriting income (loss).
Investment Results: Total investment result of $654.0 million; including net investment income of $446.7 million and net realized and unrealized gains of $186.7 million

Investment Results
	Three months ended December 31,		Q/Q Change
(in thousands, except percentages)	2025	2024
Net investment income	$446,660	$428,810	$17,850
Equity in earnings (losses) of other ventures	20,620	14,652	5,968
Net realized and unrealized gains (losses) on investments	186,718	(630,347)	817,065
Total investment result	$653,998	$(186,885)	$840,883
Net investment income return - annualized	5.1%	5.3%	(0.2)	pts
Total investment return - annualized	7.5%	(2.1)%	9.6	pts
•Net investment income remained consistently strong, increasing by $17.9 million, primarily due to higher average invested assets, partially offset by decreases in market yields.
•Net realized and unrealized gains on investments in Q4 2025 were driven by $121.1 million of net realized and unrealized gains on commodity-related investments, principally gold futures, as well as $41.6 million from equity-related investments.
•Total investments were $36.1 billion at December 31, 2025 (December 31, 2024 - $32.6 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 4.8% and 2.6 years, respectively (December 31, 2024 - 5.4% and 2.9 years, respectively).

Other Items of Note - Fourth Quarter
•Net income attributable to redeemable noncontrolling interests of $387.1 million was primarily driven by:
–strong underwriting income in DaVinci and Vermeer; and
–$132.5 million of net investment income in the investment portfolios of the Company’s joint ventures and managed funds; partially offset by
–$87.9 million of management and performance fee income.
•Income tax expense of $116.1 million in Q4 2025, driven by strong profitability across the Company’s operating jurisdictions, including Bermuda.
•Net foreign exchange losses decreased to $15.7 million in Q4 2025 from $48.4 million in Q4 2024, primarily driven by:
–the impact of certain foreign exchange exposures related to underwriting activities, which impacted both Q4 2025 and Q4 2024; and
–a decrease in net foreign exchange losses attributable to third-party investors in Medici, which are allocated through net income (loss) attributable to redeemable noncontrolling interest.
•Operational and corporate expenses decreased in Q4 2025, driven by the Bermuda tax credits which were enacted in the quarter, and partially offset by an increase in compensation expenses.
•Share repurchases of 2.5 million common shares at an aggregate cost of $650.5 million and an average price of $256.46 per common share.

Consolidated Financial Results - Full Year

Consolidated Highlights
	Year ended December 31,
(in thousands, except per share amounts and percentages)	2025	2024
Gross premiums written	$11,738,420	$11,733,066
Net premiums written	9,870,200	9,952,216
Net premiums earned	9,901,182	10,095,760
Underwriting income (loss)	1,270,043	1,622,324
Combined ratio	87.2%	83.9%
Adjusted combined ratio (1)	85.4%	81.5%

Net Income (Loss)
Available (attributable) to common shareholders	$2,646,959	$1,834,985
Available (attributable) to common shareholders per diluted common share	$56.03	$35.21
Return on average common equity - annualized	25.9%	19.3%

Operating Income (Loss) (1)
Available (attributable) to common shareholders (1)	$1,859,691	$2,234,426
Available (attributable) to common shareholders per diluted common share (1)	$39.10	$42.99
Operating return on average common equity (1)	18.2%	23.5%

	At December 31,
	2025	2024
Book Value per Common Share
Book value per common share	$247.00	$195.77
Year to date change in book value per common share (2)	26.2%	18.5%
Year to date change in book value per common share plus change in accumulated dividends (2)	27.0%	19.4%

Tangible Book Value per Common Share (1)
Tangible book value per common share (1)	$230.10	$177.18
Tangible book value per common share plus accumulated dividends (1)	$259.78	$205.26
Year to date change in tangible book value per common share plus change in accumulated dividends (1) (2)	30.8%	26.0%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change during the year ended December 31, 2025, and December 31, 2024, respectively.

Three Drivers of Profit: Underwriting, Fee and Investment Income - Full Year
Underwriting Results - Property Segment: Combined ratio of 61.4%; including 35.7 percentage points from the 2025 Large Loss Events

Property Segment
	Year ended December 31,		Y/Y Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$4,942,141	$4,823,731	2.5%
Net premiums written	4,043,996	3,833,636	5.5%
Net premiums earned	3,971,669	3,850,352	3.2%
Underwriting income (loss)	1,533,321	1,647,712

Underwriting Ratios
Net claims and claim expense ratio - current accident year	63.3%	50.9%	12.4	pts
Net claims and claim expense ratio - prior accident years	(27.4)%	(21.2)%	(6.2)	pts
Net claims and claim expense ratio - calendar year	35.9%	29.7%	6.2	pts
Underwriting expense ratio	25.5%	27.5%	(2.0)	pts
Combined ratio	61.4%	57.2%	4.2	pts
Adjusted combined ratio (1)	59.9%	54.9%	5.0	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written increased $118.4 million, or 2.5%, driven by:
–an increase in the catastrophe class of $321.3 million, or 10.7%, and included:
–an increase of $145.8 million, or 5.0%, without the impact of reinstatement premiums, driven by strong mid-year renewals with growth on existing clients as well as new underwriting opportunities; and
–an increase in reinstatement premiums of $175.5 million, due to the increased impact of the large losses in 2025 as compared to 2024; partially offset by
–a reduction in the other property class of $202.9 million, or 11.1%, primarily reflecting premium adjustments, in part due to rate decreases in the excess and surplus business.
•Net premiums written increased $210.4 million, or 5.5%, consistent with the changes in gross premiums written, in addition to a decrease in ceded premiums written as part of the Company’s gross-to-net strategy.
•Net claims and claim expense ratio - current accident year increased by 12.4 percentage points, primarily as a result of:
–a higher impact from the 2025 Large Loss Events, which contributed 36.1 percentage points in 2025, compared to the large loss events in 2024, which contributed 23.0 percentage points in 2024.
–the 2025 Large Loss Events contributed 53.2 percentage points in the catastrophe class and 9.6 percentage points in the other property class.

•Net claims and claim expense ratio - prior accident years reflected net favorable development in 2025 of 27.4%, primarily driven by:
–net favorable development of $581.0 million from the large loss events across the 2017 to 2024 accident years, including $389.9 million from 2022 and 2024, driven by better than expected loss emergence; and
–net favorable development on small catastrophe events and attritional losses, primarily within the other property class.
•Underwriting expense ratio improved by 2.0 percentage points, primarily due to improvements in both the acquisition and operating expense ratios, reflecting an increase in net reinstatement premiums, an increase in profit commissions from Upsilon and the Bermuda tax credits, partially offset by an increase in operational expenses.
•Combined Ratio and adjusted combined ratio increased by 4.2 percentage points and 5.0 percentage points, respectively, driven by higher current accident year losses and partially offset by higher prior year favorable development.
Underwriting Results - Casualty and Specialty Segment: Combined ratio included a 3.8 percentage point impact from the 2025 Large Loss Events

Casualty and Specialty Segment
	Year ended December 31,		Y/Y Change
(in thousands, except percentages)	2025	2024
Gross premiums written	$6,796,279	$6,909,335	(1.6)%
Net premiums written	5,826,204	6,118,580	(4.8)%
Net premiums earned	5,929,513	6,245,408	(5.1)%
Underwriting income (loss)	(263,278)	(25,388)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	70.7%	67.6%	3.1	pts
Net claims and claim expense ratio - prior accident years	—%	(0.5)%	0.5	pts
Net claims and claim expense ratio - calendar year	70.7%	67.1%	3.6	pts
Underwriting expense ratio	33.7%	33.3%	0.4	pts
Combined ratio	104.4%	100.4%	4.0	pts
Adjusted combined ratio (1)	102.4%	98.0%	4.4	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $113.1 million, or 1.6%, driven by:
–decreases within the casualty and other specialty classes, partially offset by
–an increase in the credit class, principally due to growth on the Company’s existing mortgage book of business.
•Net premiums written decreased by $292.4 million, or 4.8%, consistent with the drivers discussed for gross premiums written above, in addition to an overall increase in the Company’s retrocessional purchases.
•Net claims and claim expense ratio - current accident year increased by 3.1 percentage points, principally driven by the impact of the 2025 Large Loss Events, which contributed 4.1 percentage points to the current accident year ratio.
•Net claims and claim expense ratio - prior accident years included an adverse impact of 0.5 percentage points from purchase accounting adjustments.

•Underwriting expense ratio increased by 0.4 percentage points, principally driven by changes in the mix of business from increased mortgage premium, partially offset by the Bermuda tax credits.
•Combined ratio and adjusted combined ratio increased by 4.0 percentage points, and 4.4 percentage points, respectively, each primarily due to the increase in net claims and claim expense ratio.
Fee Income: Consistently strong fee income of $328.9 million

Fee Income
	Year ended December 31,		Y/Y Change
(in thousands, except percentages)	2025	2024
Total management fee income	$207,484	$219,860	$(12,376)
Total performance fee income (loss) (1)	121,368	106,936	14,432
Total fee income	$328,852	$326,796	$2,056
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period. For example, large losses could potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income decreased by $12.4 million, driven by:
–a reduction in management fees from DaVinci as a result of the recapture of previously deferred management fees during 2024, compared to no recapture in 2025; and
–a decrease in management fees from AlphaCat Managers due to the continued release of trapped collateral to investors.
•Performance fee income increased by $14.4 million, driven by strong current year underwriting results in DaVinci and Upsilon, and higher prior accident years net favorable development, primarily in Upsilon.
•Total fee income in 2025 included $250.1 million of fee income recorded in net income (loss) attributable to redeemable noncontrolling interests, which is not included in the Company’s underwriting income (loss).
Investment Results: Total investment result of $3.0 billion, driven by net investment income of $1.7 billion and net realized and unrealized gains on investments of $1.2 billion

Investment Results
	Year ended December 31,		Y/Y Change
(in thousands, except percentages)	2025	2024
Net investment income	$1,703,475	$1,654,289	$49,186
Equity in earnings (losses) of other ventures	71,332	47,087	24,245
Net realized and unrealized gains (losses) on investments	1,181,268	(27,840)	1,209,108
Total investment result	$2,956,075	$1,673,536	$1,282,539
Net investment income return	5.0%	5.5%	(0.5)	pts
Total investment return	8.6%	5.6%	3.0	pts
•Net investment income increased $49.2 million, primarily due to higher average invested assets, partially offset by decreases in market yields.
•Net realized and unrealized gains on investments in 2025 were primarily driven by:
–net realized and unrealized gains of $504.0 million on fixed maturity-related investments driven by market yields decreasing during 2025, net gains of $415.5 million on commodity-related investments, principally gold futures, as well as $188.3 million from equity-related investments, including equity futures.

Other Items of Note - Full Year and Subsequent Events
•Net income attributable to redeemable noncontrolling interests of $935.4 million was primarily driven by:
–strong underwriting results in DaVinci and Vermeer, despite the impact of the 2025 Large Loss Events; and
–$519.5 million of net investment income in the investment portfolios of the Company’s joint ventures and managed funds; partially offset by
–$250.1 million of management and performance fee income.
•Income tax expense of $396.3 million driven by strong profitability across the Company’s operating jurisdictions, including Bermuda.
•Net foreign exchange losses of $13.5 million in 2025 compared to $76.1 million in 2024 were primarily driven by:
–the impact of certain foreign exchange exposures related to underwriting activities, which affected both 2025 and 2024; and
–in 2024, net foreign exchange losses were also driven by losses attributable to third-party investors in Medici, which are allocated through net income (loss) attributable to redeemable noncontrolling interest.
•Raised third party capital in 2025 of $943.9 million, primarily through Stratos ($260.4 million), Medici UCITS ($259.0 million), Medici ($208.2 million), Fontana ($129.2 million) and DaVinci ($69.7 million). Stratos is a separately managed account of Upsilon focused on investing in catastrophe bonds. The subscriptions in Stratos and Medici UCITS included $260.4 million and $176.5 million transferred in kind from Medici, respectively, as noted below.
•Return of third-party capital in 2025 of $1.0 billion, including:
–$29.3 million of dividends from Medici and Top Layer, following strong earnings;
–$604.4 million in Medici, which included $436.9 million that was transferred in kind to Medici UCITS and Stratos;
–$255.1 million from Upsilon Diversified as a result of the release of collateral associated with prior years’ contracts; and
–the remainder from redemptions from third-party investors rebalancing their portfolios, primarily because of the strong results noted above.
•Effective in January 2026, raised third party capital of $43.0 million in Medici and returned third party capital of $905.4 million, which was driven by $744.8 million of distributions in DaVinci and Vermeer, with the remainder from redemptions from third-party investors rebalancing their portfolios in DaVinci, Fontana and Medici. Following these transactions, the Company’s economic ownership in Medici, DaVinci and Fontana was 11.5%, 26.3% and 38.4%, respectively.
•Operational and corporate expenses decreased in 2025, driven by the Bermuda tax credits which were enacted in 2025 and lower expenses associated with the Validus Acquisition, partially offset by an increase in compensation expenses.
•Share repurchases of 6.4 million common shares at an aggregate cost of $1.6 billion and an average price of $247.62 per common share in 2025. Repurchased an additional 413.9 thousand common shares at an aggregate cost of $113.4 million from January 1, 2026 through January 30, 2026.

Net Negative Impact
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result, (2) redeemable noncontrolling interest and (3) income tax benefit (expense) beginning in the first quarter of 2025. Prior to January 1, 2025, net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders did not include any related income tax benefit (expense) as it was not meaningful prior to the implementation of the corporate income tax in Bermuda effective January 1, 2025.
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of the events, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the segment underwriting results and consolidated combined ratio

Year ended December 31, 2025	California Wildfires (1)	Hurricane Melissa	Other 2025 Large Loss Events (2)	2025 Large Loss Events (3)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(1,094,657)	$(86,558)	$(2,060)	$(1,183,275)
Net negative impact on Casualty and Specialty segment underwriting result	(40,442)	(2,006)	(188,139)	(230,587)
Net negative impact on underwriting result	$(1,135,099)	$(88,564)	$(190,199)	$(1,413,862)
Percentage point impact on consolidated combined ratio	12.3	0.9	2.1	15.3

Net negative impact on the consolidated financial statements

Year ended December 31, 2025	California Wildfires (1)	Hurricane Melissa	Other 2025 Large Loss Events (2)	2025 Large Loss Events (3)
(in thousands)
Net claims and claim expenses incurred	$(1,470,746)	$(100,426)	$(204,823)	$(1,775,995)
Assumed reinstatement premiums earned	332,733	12,215	28,307	373,255
Ceded reinstatement premiums earned	(20,983)	(133)	(13,683)	(34,799)
Earned (lost) profit commissions	23,897	(220)	—	23,677
Net negative impact on underwriting result	(1,135,099)	(88,564)	(190,199)	(1,413,862)
Redeemable noncontrolling interest	432,891	20,373	35,973	489,237
Income tax benefit (expense)	107,776	9,071	22,050	138,897
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(594,432)	$(59,120)	$(132,176)	$(785,728)

(1)The “California Wildfires” were a series of wildfires that burned throughout southern California in January 2025.
(2)“Other 2025 Large Loss Events” represents: the crash of American Airlines flight 5342, certain refinery fires in the first quarter of 2025, the crash of UPS Airlines flight 2976, and the Grasberg mine landslide.
(3)“2025 Large Loss Events” includes the California Wildfires, Hurricane Melissa and the Other 2025 Large Loss Events.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Reports & Filings” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, February 4, 2026, at 11:00 a.m. ET to discuss this release. A live webcast of the conference call will be available through the Investors section of RenaissanceRe’s website at investor.renre.com. A replay will be available after the call at the same location.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in the industry and government initiatives and regulatory matters affecting the (re)insurance industries. The inclusion of forward-looking statements in this report should not be considered as a representation by the Company that its current objectives or plans will be achieved. Numerous factors could cause the Company’s actual results to differ materially from those addressed by the forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s exposure to ceding companies and delegated authority counterparties and the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage and new retrocessional reinsurance being available; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts globally; other political, regulatory or industry initiatives adversely impacting the Company; the impact of cybersecurity risks, including technology breaches or failure; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its operating subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations and Financial Data
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues
Gross premiums written	$1,838,111	$1,916,751	$11,738,420	$11,733,066
Net premiums written	$1,598,599	$1,751,628	$9,870,200	$9,952,216
Decrease (increase) in unearned premiums	735,843	775,938	30,982	143,544
Net premiums earned	2,334,442	2,527,566	9,901,182	10,095,760
Net investment income	446,660	428,810	1,703,475	1,654,289
Net foreign exchange gains (losses)	(15,713)	(48,382)	(13,504)	(76,076)
Equity in earnings (losses) of other ventures	20,620	14,652	71,332	47,087
Other income (loss)	78	1,129	4,321	1,928
Net realized and unrealized gains (losses) on investments	186,718	(630,347)	1,181,268	(27,840)
Total revenues	2,972,805	2,293,428	12,848,074	11,695,148
Expenses
Net claims and claim expenses incurred	951,138	1,483,742	5,615,839	5,332,981
Acquisition expenses	601,060	678,170	2,550,823	2,643,867
Operational expenses	113,481	157,104	464,477	496,588
Corporate expenses	12,003	34,295	82,008	134,784
Interest expense	31,391	23,246	120,852	93,768
Total expenses	1,709,073	2,376,557	8,833,999	8,701,988
Income (loss) before taxes	1,263,732	(83,129)	4,014,075	2,993,160
Income tax benefit (expense)	(116,128)	63,908	(396,332)	(32,628)
Net income (loss)	1,147,604	(19,221)	3,617,743	2,960,532
Net (income) loss attributable to redeemable noncontrolling interests	(387,122)	(170,438)	(935,409)	(1,090,172)
Net income (loss) attributable to RenaissanceRe	760,482	(189,659)	2,682,334	1,870,360
Dividends on preference shares	(8,844)	(8,844)	(35,375)	(35,375)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$751,638	$(198,503)	$2,646,959	$1,834,985

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$16.82	$(3.95)	$56.23	$35.31
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$16.75	$(3.95)	$56.03	$35.21
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$13.34	$8.06	$39.10	$42.99

Average shares outstanding - basic	43,943	50,429	46,316	51,186
Average shares outstanding - diluted	44,126	50,429	46,483	51,339

Net claims and claim expense ratio	40.7%	58.7%	56.7%	52.8%
Underwriting expense ratio	30.7%	33.0%	30.5%	31.1%
Combined ratio	71.4%	91.7%	87.2%	83.9%

Return on average common equity - annualized	27.8%	(7.8)%	25.9%	19.3%
Operating return on average common equity - annualized (1)	22.3%	16.0%	18.2%	23.5%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	December 31, 2025	December 31, 2024
Assets
Fixed maturity investments trading, at fair value	$24,884,323	$23,562,514
Short-term investments, at fair value	4,759,811	4,531,655
Equity investments, at fair value	1,732,990	117,756
Other investments, at fair value	4,574,214	4,324,761
Investments in other ventures, under equity method	121,871	102,770
Total investments	36,073,209	32,639,456
Cash and cash equivalents	1,731,181	1,676,604
Premiums receivable	7,252,454	7,290,228
Prepaid reinsurance premiums	993,781	888,332
Reinsurance recoverable	3,899,913	4,481,390
Accrued investment income	233,688	238,290
Deferred acquisition costs and value of business acquired	1,538,540	1,552,359
Deferred tax asset	701,927	701,053
Receivable for investments sold	414,523	91,669
Other assets	328,087	444,037
Goodwill and other intangible assets	633,087	704,132
Total assets	$53,800,390	$50,707,550
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$22,302,345	$21,303,491
Unearned premiums	6,028,174	5,950,415
Debt	2,329,201	1,886,689
Reinsurance balances payable	2,540,518	2,804,344
Payable for investments purchased	533,101	150,721
Other liabilities	856,302	1,060,129
Total liabilities	34,589,641	33,155,789
Redeemable noncontrolling interests	7,602,092	6,977,749
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	43,962	50,181
Additional paid-in capital	—	1,512,435
Accumulated other comprehensive income (loss)	(12,626)	(14,756)
Retained earnings	10,827,321	8,276,152
Total shareholders’ equity attributable to RenaissanceRe	11,608,657	10,574,012
Total liabilities, noncontrolling interests and shareholders’ equity	$53,800,390	$50,707,550

Book value per common share	$247.00	$195.77

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended December 31, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$346,099	$1,492,012	$—	$1,838,111
Net premiums written	$333,320	$1,265,279	$—	$1,598,599
Net premiums earned	$918,776	$1,415,666	$—	$2,334,442
Net claims and claim expenses incurred	(55,808)	1,006,946	—	951,138
Acquisition expenses	180,660	420,400	—	601,060
Operational expenses	75,067	38,414	—	113,481
Underwriting income (loss)	$718,857	$(50,094)	$—	668,763
Net investment income			446,660	446,660
Net foreign exchange gains (losses)			(15,713)	(15,713)
Equity in earnings (losses) of other ventures			20,620	20,620
Other income (loss)			78	78
Net realized and unrealized gains (losses) on investments			186,718	186,718
Corporate expenses			(12,003)	(12,003)
Interest expense			(31,391)	(31,391)
Income (loss) before taxes				1,263,732
Income tax benefit (expense)			(116,128)	(116,128)
Net (income) loss attributable to redeemable noncontrolling interests			(387,122)	(387,122)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$751,638

Net claims and claim expenses incurred – current accident year	$196,081	$1,000,355	$—	$1,196,436
Net claims and claim expenses incurred – prior accident years	(251,889)	6,591	—	(245,298)
Net claims and claim expenses incurred – total	$(55,808)	$1,006,946	$—	$951,138

Net claims and claim expense ratio – current accident year	21.3%	70.7%		51.3%
Net claims and claim expense ratio – prior accident years	(27.4)%	0.4%		(10.6)%
Net claims and claim expense ratio – calendar year	(6.1)%	71.1%		40.7%
Underwriting expense ratio	27.9%	32.4%		30.7%
Combined ratio	21.8%	103.5%		71.4%

	Three months ended December 31, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$390,043	$1,526,708	$—	$1,916,751
Net premiums written	$376,136	$1,375,492	$—	$1,751,628
Net premiums earned	$938,658	$1,588,908	$—	$2,527,566
Net claims and claim expenses incurred	384,156	1,099,586	—	1,483,742
Acquisition expenses	191,988	486,182	—	678,170
Operational expenses	95,623	61,481	—	157,104
Underwriting income (loss)	$266,891	$(58,341)	$—	208,550
Net investment income			428,810	428,810
Net foreign exchange gains (losses)			(48,382)	(48,382)
Equity in earnings (losses) of other ventures			14,652	14,652
Other income (loss)			1,129	1,129
Net realized and unrealized gains (losses) on investments			(630,347)	(630,347)
Corporate expenses			(34,295)	(34,295)
Interest expense			(23,246)	(23,246)
Income (loss) before taxes				(83,129)
Income tax benefit (expense)			63,908	63,908
Net (income) loss attributable to redeemable noncontrolling interests			(170,438)	(170,438)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(198,503)

Net claims and claim expenses incurred – current accident year	$732,207	$1,105,011	$—	$1,837,218
Net claims and claim expenses incurred – prior accident years	(348,051)	(5,425)	—	(353,476)
Net claims and claim expenses incurred – total	$384,156	$1,099,586	$—	$1,483,742

Net claims and claim expense ratio – current accident year	78.0%	69.5%		72.7%
Net claims and claim expense ratio – prior accident years	(37.1)%	(0.3)%		(14.0)%
Net claims and claim expense ratio – calendar year	40.9%	69.2%		58.7%
Underwriting expense ratio	30.7%	34.5%		33.0%
Combined ratio	71.6%	103.7%		91.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Year ended December 31, 2025
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$4,942,141	$6,796,279	$—	$11,738,420
Net premiums written	$4,043,996	$5,826,204	$—	$9,870,200
Net premiums earned	$3,971,669	$5,929,513	$—	$9,901,182
Net claims and claim expenses incurred	1,426,015	4,189,824	—	5,615,839
Acquisition expenses	714,852	1,835,971	—	2,550,823
Operational expenses	297,481	166,996	—	464,477
Underwriting income (loss)	$1,533,321	$(263,278)	$—	1,270,043
Net investment income			1,703,475	1,703,475
Net foreign exchange gains (losses)			(13,504)	(13,504)
Equity in earnings (losses) of other ventures			71,332	71,332
Other income (loss)			4,321	4,321
Net realized and unrealized gains (losses) on investments			1,181,268	1,181,268
Corporate expenses			(82,008)	(82,008)
Interest expense			(120,852)	(120,852)
Income (loss) before taxes				4,014,075
Income tax benefit (expense)			(396,332)	(396,332)
Net (income) loss attributable to redeemable noncontrolling interests			(935,409)	(935,409)
Dividends on preference shares			(35,375)	(35,375)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$2,646,959

Net claims and claim expenses incurred – current accident year	$2,515,211	$4,191,561	$—	$6,706,772
Net claims and claim expenses incurred – prior accident years	(1,089,196)	(1,737)	—	(1,090,933)
Net claims and claim expenses incurred – total	$1,426,015	$4,189,824	$—	$5,615,839

Net claims and claim expense ratio – current accident year	63.3%	70.7%		67.7%
Net claims and claim expense ratio – prior accident years	(27.4)%	—%		(11.0)%
Net claims and claim expense ratio – calendar year	35.9%	70.7%		56.7%
Underwriting expense ratio	25.5%	33.7%		30.5%
Combined ratio	61.4%	104.4%		87.2%

	Year ended December 31, 2024
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$4,823,731	$6,909,335	$—	$11,733,066
Net premiums written	$3,833,636	$6,118,580	$—	$9,952,216
Net premiums earned	$3,850,352	$6,245,408	$—	$10,095,760
Net claims and claim expenses incurred	1,141,726	4,191,255	—	5,332,981
Acquisition expenses	758,554	1,885,313	—	2,643,867
Operational expenses	302,360	194,228	—	496,588
Underwriting income (loss)	$1,647,712	$(25,388)	$—	1,622,324
Net investment income			1,654,289	1,654,289
Net foreign exchange gains (losses)			(76,076)	(76,076)
Equity in earnings (losses) of other ventures			47,087	47,087
Other income (loss)			1,928	1,928
Net realized and unrealized gains (losses) on investments			(27,840)	(27,840)
Corporate expenses			(134,784)	(134,784)
Interest expense			(93,768)	(93,768)
Income (loss) before taxes				2,993,160
Income tax benefit (expense)			(32,628)	(32,628)
Net (income) loss attributable to redeemable noncontrolling interests			(1,090,172)	(1,090,172)
Dividends on preference shares			(35,375)	(35,375)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$1,834,985

Net claims and claim expenses incurred – current accident year	$1,960,578	$4,223,737	$—	$6,184,315
Net claims and claim expenses incurred – prior accident years	(818,852)	(32,482)	—	(851,334)
Net claims and claim expenses incurred – total	$1,141,726	$4,191,255	$—	$5,332,981

Net claims and claim expense ratio – current accident year	50.9%	67.6%		61.3%
Net claims and claim expense ratio – prior accident years	(21.2)%	(0.5)%		(8.5)%
Net claims and claim expense ratio – calendar year	29.7%	67.1%		52.8%
Underwriting expense ratio	27.5%	33.3%		31.1%
Combined ratio	57.2%	100.4%		83.9%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Property Segment
Catastrophe	$458	$47,159	$3,318,186	$2,996,890
Other property	345,641	342,884	1,623,955	1,826,841
Property segment gross premiums written	$346,099	$390,043	$4,942,141	$4,823,731

Casualty and Specialty Segment
General casualty (1)	$468,080	$541,354	$2,145,495	$2,280,818
Professional liability (2)	278,638	295,938	1,076,897	1,212,134
Credit (3)	302,710	136,412	1,224,716	901,716
Other specialty (4)	442,584	553,004	2,349,171	2,514,667
Casualty and Specialty segment gross premiums written	$1,492,012	$1,526,708	$6,796,279	$6,909,335
(1)Includes automobile liability, casualty clash, employers’ liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net investment income
Fixed maturity investments trading	$290,236	$295,773	$1,144,271	$1,116,649
Short-term investments	49,250	41,230	190,549	183,153
Equity investments
Fixed income exchange traded funds	25,309	—	48,897	—
Common stock (1)	720	641	2,671	2,460
Other investments
Catastrophe bonds	47,260	60,984	200,465	238,844
Fund and direct private equity investments (1)	29,178	22,932	96,629	82,457
Cash and cash equivalents	11,891	13,894	47,379	54,241
	453,844	435,454	1,730,861	1,677,804
Investment expenses	(7,184)	(6,644)	(27,386)	(23,515)
Net investment income	$446,660	$428,810	$1,703,475	$1,654,289

Equity in earnings (losses) of other ventures (2)	$20,620	$14,652	$71,332	$47,087

Net realized and unrealized gains (losses) on investments (3)
Fixed maturity-related investments (4)	$(3,966)	$(656,656)	$504,000	$(382,580)
Equity-related investments (5)	41,637	(22,787)	188,270	13,309
Commodity-related investments (6)	121,083	(9,608)	415,495	76,545
Other investments
Catastrophe bonds	(1,141)	11,262	(10,978)	62,353
Fund and direct private equity investments (1)	29,105	47,442	84,481	202,533
Net realized and unrealized gains (losses) on investments	$186,718	$(630,347)	$1,181,268	$(27,840)
Total investment result (2)	$653,998	$(186,885)	$2,956,075	$1,673,536

Average invested assets	$35,938,698	$32,836,567	$34,521,277	$31,010,883

Net investment income return - annualized	5.1%	5.3%	5.0%	5.5%
Total investment return - annualized (2)	7.5%	(2.1)%	8.6%	5.6%
(1)In 2025, the Company revised the description of its “other equity investments” to “common stock” and its “other investments - other” to “other investments - fund and direct private equity investments.”
(2)In 2025, the Company revised its presentation of “total investment result” and “total investment return - annualized” to include equity in earnings (losses) of other ventures. Comparative information for the prior periods presented have been updated to conform to the current presentation.
(3)In 2025, the Company revised its presentation of “net realized and unrealized gains (losses) on investments” to show amounts based on net investment exposure, which takes into account related derivative impacts. Comparative information for the prior periods have been updated to conform to the current presentation.
(4)Includes fixed maturity investments and investment-related derivatives, which includes interest rate futures, credit default swaps and interest rate swaps.
(5)Includes equity investments and investment-related derivatives, which includes equity futures and warrants.
(6)Represents commodity-related derivatives, which includes commodity futures and commodity options.

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders, Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders per Common Share – Diluted and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) expenses or revenues associated with acquisitions, dispositions and impairments, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax benefit recorded prior to the January 1, 2025 effective date of the Bermuda corporate income tax and the Bermuda deferred tax benefit resulting from Bermuda law changes enacted in 2025, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability. Additionally, management believes that these measures provide a view of the Company’s underlying business that allows for better comparisons of the Company’s performance over time by focusing on the Company’s core business operations.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.”

	Three months ended		Year ended
(in thousands of United States Dollars, except per share amounts and percentages)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$751,638	$(198,503)	$2,646,959	$1,834,985
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(187,859)	641,609	(1,192,246)	90,193
Net foreign exchange losses (gains)	15,713	48,382	13,504	76,076
Expenses (revenues) associated with acquisitions, dispositions and impairments	34	15,975	5,418	70,943
Acquisition related purchase accounting adjustments (1)	30,440	59,763	177,406	242,938
Bermuda net deferred tax asset (2)	(41,841)	(449)	(41,841)	(8,339)
Income tax expense (benefit) (3)	41,983	(33,035)	177,594	13,290
Net income (loss) attributable to redeemable noncontrolling interests (4)	(8,963)	(126,865)	72,897	(85,660)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$601,145	$406,877	$1,859,691	$2,234,426

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$16.75	$(3.95)	$56.03	$35.21
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(4.26)	12.72	(25.65)	1.76
Net foreign exchange losses (gains)	0.36	0.96	0.29	1.48
Expenses (revenues) associated with acquisitions, dispositions and impairments	—	0.33	0.12	1.38
Acquisition related purchase accounting adjustments (1)	0.69	1.19	3.82	4.73
Bermuda net deferred tax asset (2)	(0.95)	(0.01)	(0.90)	(0.16)
Income tax expense (benefit) (3)	0.95	(0.66)	3.82	0.26
Net income (loss) attributable to redeemable noncontrolling interests (4)	(0.20)	(2.52)	1.57	(1.67)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$13.34	$8.06	$39.10	$42.99

Return on average common equity - annualized	27.8%	(7.8)%	25.9%	19.3%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(7.0)%	25.3%	(11.7)%	0.9%
Net foreign exchange losses (gains)	0.6%	1.9%	0.1%	0.8%
Expenses (revenues) associated with acquisitions, dispositions and impairments	—%	0.5%	0.2%	0.8%
Acquisition related purchase accounting adjustments (1)	1.1%	2.4%	1.7%	2.6%
Bermuda net deferred tax asset (2)	(1.5)%	—%	(0.4)%	(0.1)%
Income tax expense (benefit) (3)	1.6%	(1.3)%	1.7%	0.1%
Net income (loss) attributable to redeemable noncontrolling interests (4)	(0.3)%	(5.0)%	0.7%	(0.9)%
Operating return on average common equity - annualized	22.3%	16.0%	18.2%	23.5%
(1)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of value of business acquired (“VOBA”) and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three months and year ended December 31, 2025 for the acquisitions of Validus $27.3 million and $166.6 million, respectively (2024 - $56.0 million and $227.9 million, respectively); and TMR and Platinum $3.2 million and $10.8 million, respectively (2024 - $3.8 million and $15.0 million, respectively).
(2)Represents the net deferred tax benefit related to the 15% Bermuda corporate income tax recorded prior to the January 1, 2025 effective date and the deferred tax benefit related to Bermuda law changes enacted in 2025.
(3)Represents the income tax expense or benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory income tax rates of applicable jurisdictions, adjusted for relevant factors and other applicable income taxes.
(4)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns by excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments to provide for better comparability and a more accurate measure of the Company’s underlying operations. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	December 31, 2025	December 31, 2024
Book value per common share	$247.00	$195.77
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.40)	(14.03)
Other goodwill and intangible assets (2)	(0.21)	(0.18)
Acquisition related purchase accounting adjustments (3)	(2.29)	(4.38)
Tangible book value per common share	230.10	177.18
Adjustment for accumulated dividends	29.68	28.08
Tangible book value per common share plus accumulated dividends	$259.78	$205.26

Quarterly change in book value per common share (4)	6.8%	(3.1)%
Quarterly change in book value per common share plus change in accumulated dividends (4)	7.0%	(2.9)%
Quarterly change in tangible book value per common share plus change in accumulated dividends (4)	7.4%	(2.8)%

Year to date change in book value per common share	26.2%	18.5%
Year to date change in book value per common share plus change in accumulated dividends	27.0%	19.4%
Year to date change in tangible book value per common share plus change in accumulated dividends	30.8%	26.0%
(1)Represents the acquired goodwill and other intangible assets at December 31, 2025, of $633.1 million (2024 - $704.1 million) for the acquisitions of Validus $408.0 million (2024 - $476.3 million), TMR $25.0 million (2024 - $26.0 million) and Platinum $200.1 million (2024 - $201.8 million).
(2)At December 31, 2025, the adjustment for other goodwill and intangible assets included $8.9 million (2024 - $8.9 million) of goodwill and other intangibles included in investments in other ventures, under equity method.
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at December 31, 2025 for the acquisitions of Validus $57.7 million (2024 - $168.6 million), TMR $43.6 million (2024 - $51.6 million) and Platinum $(0.5) million (2024 - $(0.6) million).
(4)Represents the percentage change during the three months ended December 31, 2025, and December 31, 2024, respectively.

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the Company, its reportable segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended December 31, 2025
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	(9.3)%	70.6%	21.8%	103.5%	71.4%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.7)%	(0.9)%	(1.4)%	(1.2)%	(1.4)%
Adjusted combined ratio	(11.0)%	69.7%	20.4%	102.3%	70.0%

	Three months ended December 31, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	50.2%	106.3%	71.6%	103.7%	91.7%
Adjustment for acquisition related purchase accounting adjustments (1)	(2.8)%	(1.8)%	(2.4)%	(2.4)%	(2.3)%
Adjusted combined ratio	47.4%	104.5%	69.2%	101.3%	89.4%

	Year ended December 31, 2025
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	61.6%	60.9%	61.4%	104.4%	87.2%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.6)%	(1.1)%	(1.5)%	(2.0)%	(1.8)%
Adjusted combined ratio	60.0%	59.8%	59.9%	102.4%	85.4%

	Year ended December 31, 2024
	Catastrophe	Other Property	Property	Casualty and Specialty	Total
Combined ratio	35.6%	89.2%	57.2%	100.4%	83.9%
Adjustment for acquisition related purchase accounting adjustments (1)	(3.1)%	(1.1)%	(2.3)%	(2.4)%	(2.4)%
Adjusted combined ratio	32.5%	88.1%	54.9%	98.0%	81.5%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.